Exhibit 99.1

Form 4
Exhibit 99.1 - Joint Filer Information

Name:	Juliane I. Lynch

Address:	23205 Mercantile Road
	Beachwood, OH  44122

Designated Filer:	Inter Alia Holding Company

Issuer and Trading Symbol 	Northern Technologies International Corporation NTIC

Date of Event Requiring Statement:	01/15/2010

Signature:	By:	/s/ Juliane Lynch